Exhibit 10.24

PURCHASE OF INVENTORY AND REPURCHASE AGREEMENT

Purchase Price	Repurchase Price
$200,000	$225,000

This Purchase of Inventory and Repurchase Agreement (“Agreement”) is made by and between Edison Nation, Inc. (“Edison Nation”), and the undersigned and/or nominee (“Purchaser - Assignee"), subject to the following terms and conditions:

Section 1. Purchase and Assignment. For good and valuable consideration, including the payment of $200,000 to Edison Nation, Edison Nation, as Assignor, sells, assigns, and transfers to the Purchaser - Assignee all right, title, and interest in and to inventory relating to Amazon accounts (“Inventory”).

Section 2. The parties agree that Purchaser - Assignee shall have a security interest in and to the Inventory until such time as Edison Nation repurchases the Inventory from JNT.

Section 3. Repurchase of Inventory. Edison Nation has the right to repurchase the Inventory Purchaser - Assignor for $225,000 (the “Repurchase Price”) in whole or in periodic installments by March 31, 2020.

Section 4. Liquidation of Inventory. Purchaser – Assignor has the right to liquidate all Inventory in the event that Edison Nation does not repurchase the Inventory.

Section 5. Representations of the Assignor. Edison Nation warrants and represents that the following statements are true to the Edison Nation’s knowledge, information and belief:

a. This Agreement is exclusive and made solely to Purchaser - Assignee.

b. The accounts stated in this Agreement are valid and fully collectible from the purchasers.

c. The goods underlying the assigned accounts have not be previously sold, conveyed, or encumbered by the Edison Nation or its agents.

Section 6. Governing Law. The laws of the State of New Jersey shall govern this Agreement.

Section 7. Guaranties. Chris Ferguson and NL Penn Capital, LP hereby guarantee that Edison Nation or another party will repurchase the Inventory for $225,000 by March 31, 2020.

Section 8. Attorney's Fees. Should any action be commenced between the parties to this Agreement concerning the matters set forth in this Agreement or the rights and duties of either in relation thereto, the prevailing party in such action shall be entitled, in addition to such other relief as may be granted, to a reasonable sum as and for its Attorney's Fees and Cost.

Section 9. Amendment. Any modification, amendment or change of this Agreement will be effective only if it is in a writing signed by both Partners.

Section 10. Headings. The titles to the paragraphs of this Agreement are solely for the convenience of the Partners and shall not affect in any way the meaning or interpretation of this Agreement.

Executed as of November 12, 2019:

EDISON NATION, INC.

/s/ Chris Ferguson
By: Chris Ferguson, CEO

GUARANTOR	GUARANTOR

NL Penn Capital, LP

/s/ Chris Ferguson	/s/ Chris Ferguson
Chris Ferguson	By: Chris Ferguson
Title: Authorized Agent

Executed as of November 12, 2019:

PURCHASER - ASSIGNEE

/s/ Claudia N. McFillin
Claudia N. McFillin

Executed as of November 12, 2019:

PURCHASER - ASSIGNEE

/s/ Joseph N. Tropea
Joseph N. Tropea